INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

   NUMBER                                                             SHARES

                                                            CUSIP NO. 448954 107

                            HYPERDYNAMICS CORPORATION

          50,000,000 AUTHORIZED SHARES  $.01 PAR VALUE  NON-ASSESSABLE

This  Certifies  that                                                    is  the
registered  holder  of                                                    Shares

                            HYPERDYNAMICS CORPORATION
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

                   This            day  of                      A.D.  19


     SECRETARY              HYPERDYNAMICS CORPORATION          PRESIDENT
                                    CORPORATE

                                      Seal
                                    DELAWARE


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